UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 25, 2015
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers.

(e) On September 25, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of QUALCOMM Incorporated, a Delaware corporation (the “Company”), amended the Qualcomm Incorporated Non-Qualified Deferred Compensation Plan (the “Plan”) to reduce the Company’s Matching Contributions. Effective for Plan Years beginning on and after January 1, 2016, the Matching Contribution shall be equal to twenty-five percent (25%) of the Eligible Employee’s Deferrals credited to his or her Account for the Plan Year (reduced from fifty percent (50%)); provided, however, that the total Matching Contribution credited to the Matching Contribution Subaccount of any Eligible Employee for the Plan Year shall not exceed four percent (4%) of such Eligible Employee’s Total Compensation for that Plan Year (reduced from eight percent (8%)). All capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
The foregoing description of the amendments to the Plan is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Qualcomm Incorporated Non-Qualified Deferred Compensation Plan, as amended, effective January 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	September 25, 2015	By:	/s/ Michelle M. Sterling
Michelle M. Sterling
Executive Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Description
10.1	Qualcomm Incorporated Non-Qualified Deferred Compensation Plan, as amended, effective January 1, 2016.